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                                                                    EXHIBIT 10.2

                                 AMENDMENT NO. 1
                           TO SHAREHOLDERS' AGREEMENT

THIS AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT ("Amendment No. 1") is dated effective as of July 1, 2004 (the "Effective Date") "), by and among BRIGHTPOINT INDIA PRIVATE LIMITED, a company limited by shares organized under the laws of India, having its registered office at B-92 Himalaya House, 23, Kasturba Gandhi Marg, New Delhi 110 001, India (the "Company"), BRIGHTPOINT HOLDINGS B.V., a company incorporated in The Netherlands and having its principal office at Rokin 55, 1012KK Amsterdam, The Netherlands ("Brightpoint"), and PERSEQUOR LIMITED, a company incorporated in the British Virgin Islands, having its registered office at Waterfront Drive, Omar Hodge Building, 2nd Floor, Wickham's Cay, Road Town, Tortola, British Virgin Islands ("Persequor").

                                    RECITALS

      A. The Company, Brightpoint and Persequor have entered into that certain Shareholders Agreement dated as of November 1, 2003 (the "Agreement"); and

      B. The Company, Brightpoint and Persequor desire to amend the Agreement to, among other things, provide more detailed provisions concerning the appraisal of the Persequor Shares and modify the payment terms respecting the closing of any sale-purchase transaction pursuant to Section 6 of the Agreement, subject to and in accordance with the terms and conditions set forth in this Amendment No. 1.

      NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and agreements provided herein and in the Agreement, the parties hereto agree as follows:

1. General.

      1.1. Capitalized terms in this Amendment No. 1 shall have the same meaning as in the Agreement, unless explicitly defined otherwise herein.

      1.2. All amendments set forth herein are entered into in accordance with and pursuant to Section 11(d) of the Agreement.

      1.3. This Amendment No. 1 constitutes an integral part of the Agreement and incorporates all of the provisions thereof and attachments and schedules thereto, except to the extent any such provision, attachment or schedule in the Agreement shall have been specifically amended or replaced herein.

      1.4. By execution of this Amendment No. 1, the parties reaffirm and ratify all warranties, representations, terms, covenants, and agreements set forth in the Agreement, except as amended by this Amendment No. 1.

      1.5. This Amendment No. 1 shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

      1.6. The parties undertake to complete any actions and to execute any and all acts, deeds or other documents as may be necessary or desirable to fully and effectively carry out and give effect to the undertakings, matters and transactions contemplated herein.

      1.7. This Amendment No. 1 may be executed in counterparts, all of which when taken together shall constitute one instrument but each shall be deemed an original.

2. Amendments.


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      2.1 Section 6(d) of the Agreement is amended to delete the language thereof in its entirety and to replace it with the following:

            (d) Closing of Purchase. The closing of any sale-purchase transaction pursuant to this Section 6 shall take place within thirty (30) days of the final determination of the value of the Company pursuant to an Appraisal Proceeding at the office of the Company or such other location as shall be mutually agreeable and the purchase price shall be paid to Persequor pursuant to any of the following methods as may be elected by Brightpoint, unless the parties mutually agree to a different method: (i) immediately available funds in USD, (ii) common shares of Brightpoint, Inc., an Indiana corporation, the number of which shall be determined in accordance with Section 6(e), or (iii) any combination thereof; provided, however, that if Brightpoint, Inc. common shares are not at that time traded/quoted on a United States national or regional securities exchange or the National Association of Securities Dealers Automated Quotation System, then Brightpoint shall pay the purchase price solely in immediately available funds in USD. At the closing:

                  (A) Persequor shall deliver to Brightpoint the certificates evidencing the relevant Persequor Shares, duly endorsed and in negotiable form with all the requisite documentary stamps affixed thereto together with such written representations as Brightpoint may require in order for it to comply with applicable U.S. federal securities laws in connection with the issuance by it to Persequor of any Brightpoint Inc. common shares pursuant to this Agreement; and

                  (B) Brightpoint shall pay and deliver the purchase price to Persequor as follows:

                        (1) to the extent payment is made in USD, it shall be in cash in immediately available funds delivered by wire or telegraphic transfer to such account as may be designated by Persequor; and

                        (2) to the extent payment is made in Brightpoint, Inc. common shares, such shares shall be properly authorized and issued and currently listed/quoted on a United States national or regional securities exchange or the National Association of Securities Dealers Automated Quotation System and shall be delivered to such account or representative as may be designated by Persequor together with, if applicable, the certificates evidencing such shares, duly endorsed and in negotiable form with all the requisite documentary stamps affixed thereto.

      2.2 Section 6 of the Agreement is amended to add Section 6(e) as follows:

            (e) Determination of Number of Brightpoint, Inc. Common Shares. Subject to the proviso in Section 6(d), in the event Brightpoint elects to pay the purchase price of any sale-purchase transaction pursuant to this
      Section 6 in Brightpoint, Inc. common shares, in whole or in part, the number of shares to be delivered in respect of the specified percentage of such purchase price to be paid shall be equal to the USD amount of such specified percentage divided by the Market Price (as defined below) of a share of Brightpoint, Inc. common shares. However, no fractional shares of Brightpoint, Inc. common shares will be delivered in payment, in whole or in part, of such purchase price. Instead, Brightpoint will pay in immediately available funds in USD based on the Market Price for all fractional shares of Brightpoint, Inc. common shares. For purposes of this
      Section 6(e), "Market Price" means the average of the Sales Prices (as defined below) of Brightpoint, Inc. common shares for the thirty (30) Trading Day (as defined below) period ending on the Trading Day immediately prior to the applicable closing date. The "Sale Price" on any Trading Day means the closing per share sale price for Brightpoint, Inc. common shares (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such Trading Day as reported in the composite for transactions for the principal United States securities


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      exchange on which the Brightpoint, Inc. common shares are traded or, if such shares are not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System. A "Trading Day" means each day on which the securities exchange or quotation system that is used to determine the Sales Price is open for trading or quotation.

      2.3 Section 6 of the Agreement is amended to add Section 6(f) as follows:

            (f) Other. The Company, Brightpoint and Persequor agree that the indirect or direct value of the Indian Carrier Sales (as defined below) which have occurred, or which occur, at any time prior to 1 July 2005 shall not be considered for purposes of calculating, determining or enhancing the value of the Persequor Shares pursuant to an Appraisal Proceeding, whether through increased valuation multiples, market comparables, discounted cash flows, net present value calculations, goodwill or otherwise. Each Appraiser shall be instructed, in writing, to disregard any indirect or direct value of such Indian Carrier Sales and Persequor hereby unconditionally and irrevocably (i) waives its right to assert any indirect or direct value of such Indian Carrier Sales for purposes of calculating, determining or enhancing the value of the Persequor Shares, and (ii) consents to the third-party appointed Appraiser to totally disregard or otherwise adequately adjust its appraisal to reflect that the indirect or direct value of such Indian Carrier Sales which have occurred, or which occur, at any time prior to 1 July 2005 shall be excluded from each appraisal, pursuant to an Appraisal Proceeding, of the Persequor Shares. For purposes of this Section 6(f), "Indian Carrier Sales" mean the sale of CDMA technology wireless telecommunication devices by the Company and its affiliates and subsidiaries, including, but not limited to, Brightpoint Asia Limited, to Reliance Industries Limited, Tata Teleservices Limited, or any other wireless telecommunications services provider located within the Territory, and their respective subsidiaries, affiliates, successors, assigns, distributors, resellers, dealers or agents within the Territory. For the avoidance of doubt, the Persequor Shares shall not be benefited, enhanced or increased in value in any manner, directly or indirectly, as a result of, or caused by, the Indian Carrier Sales which have occurred, or which occur, at any time prior to July 1, 2005, in any appraisal, pursuant to an Appraisal Proceeding, or in connection with any arbitration commenced with respect to any dispute arising out of or in connection with this Agreement or the matters contemplated herein. Furthermore, for the avoidance of doubt, the Persequor Shares shall be benefited, enhanced and increased in value as a result of, or caused by, any Indian Carrier Sales which may occur at any time after July 1, 2005, and such Indian Carrier Sales shall be included in any appraisal, pursuant to an Appraisal Proceeding, or in connection with any arbitration commenced with respect to any dispute arising out of or in connection with this Agreement or the matters contemplated herein.


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      IN WITNESS WHEREOF, this Amendment No. 1 has been executed by or on behalf of the parties hereto on the dates set forth below effective as of the Effective Date.



BRIGHTPOINT INDIA PRIVATE LIMITED


By:   /s/ Robert J. Laikin
   -----------------------------------
Name:  Robert J. Laikin
Title: Director
Dated: September 30, 2004



BRIGHTPOINT HOLDINGS B.V.                PERSEQUOR LIMITED


By:  /s/ Steven E. Fivel                 By:  /s/ Jac Currie
   -----------------------------------      ------------------------------------
Name:  Steven E. Fivel                   Name:  J.A. Currie
Title: Managing Director                 Title: Director
                                         Dated: October 3, 2004

MEES PIERSON INTERTRUST B.V.

By:   /s/ P.F. 'tHart  /s/ H.J. Brand
   -----------------------------------
Name:  P.F. 'tHart, H.J. Brand
Title: Managing Director
Dated: October 6, 2004


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